Exhibit 99.1

SPI Solar Announces Fourth-Quarter and Full-Year 2012 Financial Results

ROSEVILLE, Calif.—April 3, 2013- SPI Solar (“SPI”) (SOPW:OTCBB), a vertically integrated photovoltaic (“PV”) solar developer, today announced its results for the fourth quarter and year ended December 31, 2012.

Fourth-Quarter 2012 Results:

Total net sales for the fourth quarter of 2012 were $13.0 million compared with $61.3 million for the fourth quarter of 2011, which included a $42.0 million solar panel shipment to KDC Solar LLC.

Total cost of goods sold for the fourth quarter of 2012 was $16.1 million compared with $53.3 million for the fourth quarter of 2011. Cost of goods sold for the fourth quarter of 2012 included $3.1 million in impairment charges due to $2.7 million in cost in excess of projected budgets on the Greek project portfolio and $0.4 million in impairment for inventory obsolescence.

Total operating expenses for the fourth quarter of 2012 were $11.4 million compared with $4.6 million for the fourth quarter of 2011. Operating expenses for the fourth quarter of 2012 included $3.1 million in non-recurring charges, $2.1 million of consulting and commission expenses related to the Company’s Italian subsidiary, $1.1 million in audit-related expenses, and $0.1 million in impairment of an intangible asset due to a change in business strategy.

Net loss for the fourth quarter of 2012 was $15.2 million, or ($0.08) per basic and diluted share. This compared with net income of $3.8 million, or $0.02 per basic and diluted share, for the fourth quarter of 2011.

Full-Year 2012 Results:

As a reminder, the historical financials and comparisons noted below reflect the acquisition of Solar Green Technologies, the Company’s Italian subsidiary, as required under U.S. GAAP accounting guidelines for a transfer of an entity under common control. As a result, excluded from the results of operations below are the results of legacy Solar Power, Inc. for the three months ended March 31, 2011, as follows: net sales of $5.8 million, cost of goods sold of $5.1 million, and operating expenses of $2.2 million.

For the year ended December 31, 2012, total net sales were $100.0 million, compared with $139.8 million for 2011. Gross profit for 2012 was $8.6 million, compared with $15.9 million for 2011.

For 2012, the Company reported total cost of goods sold of $91.4 million, compared with $123.9 million for 2011.

For 2012, the Company reported total operating expenses of $32.3 million, which included goodwill impairment and other charges of $6.0 million. This compared with total operating expenses of $13.7 million for 2011.

The Company recorded a net loss for 2012 of $25.6 million, or ($0.13) per basic and diluted share, compared with net income of $1.2 million, or $0.01 per basic and diluted share, for 2011.

Cash and cash equivalents at December 31, 2012 were $17.8 million, compared with $24.5 million at December 31, 2011.

10-K Filing Delay:

SPI Solar announced yesterday the delay in the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2012 due to accounting issues related to its Italian operations and subsequent delays in completing the required consolidation under U.S. GAAP. The Company intends to file its Form 10-K for the period as soon as practicable.

Business Outlook:

The solar industry in general has gone through several fundamental shifts as a policy driven market, including but not limited to continued difficulty in structuring third party project financing whether debt or tax equity. In addition, the Company has experienced delays in construction starts and completions due to the impact on contractors and vendors in the industry. As such, the Company has recently determined that providing a business outlook would no longer be meaningful at this time, given the uncertainties around such projections that are beyond the Company’s control. As such, although the Company will continue to file financial reports and issue earnings releases, it will not during the near term continue to hold quarterly earnings teleconferences or issue a business outlook. Should circumstances change or the markets become more predictable, we will update investors through our reports and may re-institute quarterly earnings teleconferences.

About SPI Solar (SOPW:OTCBB):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. Through the company’s close relationship with LDK Solar, SPI extends the reach of its vertical integration from silicon to system. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release may contain certain “forward-looking statements” relating to the business of SPI Solar, its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes", “expects” or similar expressions. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contact:

Jim Pekarsky, CFO

Solar Power, Inc.

(415) 590-3803

- Financials Attached –

SOLAR POWER, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share data)

(unaudited)

	December 31,	December 31,
	2012	2011 As Recast (1)

ASSETS
Current assets:
Cash and cash equivalents	$17,823	$24,523
Accounts receivable, net of allowance for doubtful accounts of $393 and $115, respectively	56,086	71,335
Accounts receivable, related party	11,858	24,584
Notes receivable	14,120	5,862
Costs and estimated earnings in excess of billings on uncompleted contracts	31,423	10,132
Costs and estimated earnings in excess of billings on uncompleted contracts, related party	-	360
Construction in progress	16,078	-
Inventories, net	1,618	7,949
Assets held for sale	-	11,777
Prepaid expenses and other current assets	5,261	1,863
Restricted cash	20	270
Total current assets	154,287	158,655
Intangible assets	1,703	2,565
Goodwill	-	5,178
Restricted cash	400	688
Property, plant and equipment at cost, net	18,755	14,081
Other assets	205	83
Total assets	$175,350	$181,250
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,364	$11,913
Accounts payable, related party	50,480	62,215
Lines of credit	10,877	11,554
Accrued liabilities	7,581	3,107
Income taxes payable	-	553
Billings in excess of costs and estimated earnings on uncompleted contracts	4,935	955
Billings in excess of costs and estimated earnings on uncompleted contracts, related party	49	2,992
Loans payable and capital lease obligations	28,478	4,319
Total current liabilities	131,764	97,608
Financing and capital lease obligations, net of current portion	18,876	33,116
Other liabilities	1,337	1,479
Total liabilities	151,977	132,203
Commitments and contingencies	-	-
Stockholders’ equity:
Preferred stock, par $0.0001, 20,000,000 shares authorized; none issued and outstanding	-	-
Common stock, par $0.0001, 250,000,000 shares authorized; 198,214,456 and 184,413,923 shares, respectively, issued and outstanding	20	18
Additional paid in capital	48,219	48,037
Accumulated other comprehensive loss	(410)	(177)
Retained earnings (accumulated deficit)	(24,456)	1,169
Total stockholders’ equity	23,373	49,047
Total liabilities and stockholders’ equity	$175,350	$181,250

(1)

As adjusted to reflect the balances of Solar Green Technology S.p.A. beginning January 1, 2011 combined with the balances of Solar Power, Inc. beginning March 31, 2011, as required under the accounting guidelines for a transfer of an entity under common control.

SOLAR POWER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2012	2011 As Recast (1)	2012	2011 As Recast (1)
Net sales:
Net sales	$10,935	$59,106	$64,417	$108,297
Net sales, related party	2,066	2,212	35,539	31,470
Total net sales	13,001	61,318	99,956	139,767
Cost of goods sold:
Cost of goods sold	11,388	50,802	55,654	95,462
Cost of goods sold, related party	1,615	2,452	32,617	28,405
Impairment charges	3,091	-	3,091	-
Total cost of goods sold	16,094	53,254	91,362	123,867
Gross profit	(3,093)	8,064	8,594	15,900
Operating expenses:
General and administrative	4,333	2,585	13,021	7,100
Sales, marketing and customer service	6,043	1,455	10,647	4,197
Impairment charges	148	-	6,038	400
Engineering, design and product management	910	534	2,636	1,964
Total operating expenses	11,434	4,574	32,342	13,661
Operating (loss) income	(14,527)	3,490	(23,748)	2,239
Other (expense) income:
Interest expense	(971)	(425)	(4,065)	(1,490)
Interest income	506	115	2,527	183
Other (expense) income	(426)	728	(135)	861
Total other expense, net	(891)	418	(1,673)	(446)
(Loss) income before income taxes	(15,418)	3,908	(25,421)	1,793
Provision for income taxes	(216)	119	204	616
Net (loss) income	$(15,202)	$3,789	$(25,625)	$1,177
Net (loss) income per common share:
Basic	$(0.08)	$0.02	$(0.13)	$0.01
Diluted	$(0.08)	$0.02	$(0.13)	$0.01
Weighted average number of common shares used in computing per share amounts:
Basic	198,214,456	157,289,831	190,461,696	184,413,923
Diluted	198,214,456	157,318,316	190,461,696	184,442,408

(1)

As recast to reflect the balances of Solar Green Technology S.p.A. beginning January 1, 2011 combined with the balances of Solar Power, Inc. beginning March 31, 2011, as required under the accounting guidelines for a transfer of an entity under common control.